OPKO CONFIRMS RESUMPTION OF COMMON STOCK TRADING ON NASDAQ
MIAMI, Sept. 14, 2018 -- OPKO Health, Inc. (NASDAQ: OPK) is pleased to confirm that The Nasdaq Stock Market has lifted the trading suspension of OPKO’s shares.
As noted previously, OPKO and 19 other defendants, including Dr. Phillip Frost, its CEO and Chairman, were named in a Complaint filed on September 7 by the Securities and Exchange Commission (“SEC”). The Company will vigorously defend itself against these charges.
As noted previously, the SEC’s lawsuit does not contain any allegations about OPKO’s financial practices, financial statements or business practices.
About OPKO Health, Inc.
OPKO Health is a diversified healthcare company. In diagnostics, its BioReference Laboratories is the nation's third largest clinical laboratory; GeneDx is a rapidly growing genetic testing business; the 4Kscore® prostate cancer test is used to confirm an elevated PSA to help decide about next steps such as prostate biopsy; Claros® 1 is a point of care diagnostics platform with PSA and testosterone as the most advanced in development. In our pharmaceutical pipeline, RAYALDEE is our first pharmaceutical product to be marketed. OPK88003, a once weekly oxyntomodulin for type 2 diabetes and obesity in Phase 2 clinical trials, is among a new class of GLP-1 glucagon receptor dual agonists. OPK88004, a SARM (Selective Androgen Receptor Modulator) for treating BPH (Benign Prostatic Hypertrophy), urinary incontinence and other conditions is in clinical trials. The Company’s most advanced product utilizing its CTP technology, a once-weekly human growth hormone for injection, is in Phase 3 trials and is partnered with Pfizer.
OPKO has research, development, production and distribution facilities abroad. More information is available at www.opko.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding the outcome of the SEC lawsuit, as well as other non-historical statements about our expectations, beliefs or intentions. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.
CONTACT:
Jamie Tully or Devin Broda
Sard Verbinnen & Co
212-687-8080

LHA Investor Relations
Miriam Weber Miller, 212-838-3777
MMiller@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com